UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_________________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 2, 2009

_________________________

Znomics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136372	52-2340974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2611 SW Third Ave. Suite 200
Portland, OR 97201
 (Address of principal executive offices, including zip code)

(503) 827-5271
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes in Registrant’s Certifying Accountant

On September 23, 2008, Znomics Inc. (the “Company”) filed a Current Report on Form 8-K in which it announced dismissal of Moore & Associates, Chartered, the independent registered public accounting firm previously engaged as the principal accountant to audit the Company’s financial statements and the Company approved the engagement of Carver Moquist & O’Connor, LLC, an independent registered public accounting firm, as the new principal accountant to audit the Company’s financial statements.  This Current Report on Form 8-K/A amends such report. On August 27, 2009, the Public Company Accounting Oversight Board (“PCAOB”) revoked the registration of Moore & Associates, Chartered because of violations of PCAOB rules and auditing standards in auditing financial statements, PCAOB rules and quality standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a PCAOB investigation.

The Company requested Moore & Associates, Chartered to furnish a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether or not Moore & Associates, Chartered agrees with the statements made above.  Moore & Associates replied they would not furnish such letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Znomics, Inc.

/s/ Kerry D. Rea
Kerry D. Rea
Chief Financial Officer

Date: September 9, 2009